FORM 10-K                                                   Page 425

Exhibit 23.1

                         McGLADREY & PULLEN, LLP

              Certified Public Accountants and Consultants




         CONSENT OF McGLADREY & PULLEN, LLP, INDEPENDENT AUDITOR




      We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31977; 33-31979; 33-51951; 33-51953; 33-53705 and
33-67800) of our reports, dated February 10, 1995, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended January 1, 1995.








                                          McGLADREY & PULLEN, LLP






Greensboro, North Carolina
March 29, 1995